Exhibit 10.2

FOR EMPLOYEES VP LEVEL OR ABOVE REMAINING AT THERAVANCE

[INCLUDES TFIO RSA PROVISION IN BRACKETS]

EXHIBIT A

Adjustments to Your Theravance Equity Awards in Connection with the Spin-Off

This Exhibit A sets forth adjustments to your outstanding options to purchase shares of Theravance common stock (“Theravance Options”), awards of Theravance restricted stock units (“Theravance RSU Awards”) and Theravance restricted shares (“Theravance RSAs” and, together with Theravance Options and Theravance RSU Awards, “Theravance Equity Awards”) granted to you by Theravance and the related stock option, restricted stock unit and restricted stock agreements (each, an “Award Agreement” and collectively the “Award Agreements”) in connection with the Spin-Off.  These adjustments will apply to your Theravance Equity Awards outstanding immediately prior to the effective time of the Spin-Off.  For your reference, a list of your currently outstanding Theravance Equity Awards can be found by logging into your E*Trade Theravance Stock Plan Account.  The adjustments described on this Exhibit A are being made in connection with the Spin-Off.  If the Spin-Off does not occur for any reason, the adjustments described below will not be made to your Theravance Equity Awards and they will continue to be governed by their existing terms.

The Theravance Equity Awards, as adjusted, are referred to as “Adjusted Theravance Options” (including Adjusted Theravance ISOs and Adjusted Theravance NSOs, as defined below), “Adjusted Theravance RSAs” [For VPs with TFIO RSAs only: (including Adjusted Time-Based TFIO RSAs and Adjusted Performance-Based TFIO RSAs, as defined below)] and “Adjusted Theravance RSU Awards,” (collectively, “Adjusted Theravance Awards”).  Except as described below, each of your Adjusted Theravance Awards will continue to be governed by (i) the applicable Award Agreement, as adjusted hereby, and (ii) the Theravance equity plan under which the Adjusted Theravance Award was granted.

You will not receive a new Award Agreement(s) to reflect the adjustments described below.  Please keep a copy of this Exhibit A with the Award Agreement(s) applicable to your Adjusted Theravance Award(s) as evidence of the adjusted terms.

Following the Spin-Off, Theravance may delegate certain administrative responsibilities associated with the Adjusted Theravance Awards to Theravance Biopharma, Inc. (“Biopharma”).  If you have any questions about your Adjusted Theravance Awards or how to effect a particular stock plan transaction, please contact Theravance’s stock administrator.

Adjustments to Theravance Incentive Stock Options

The following adjustments apply to Theravance Options that are “incentive stock options” under the federal tax laws immediately prior to the Spin-Off (each, a “Theravance ISO”):

•                  The per share exercise price and number of Theravance shares subject to each outstanding Theravance ISO will be adjusted to account for the effect of the Spin-Off on the value of Theravance’s common stock (as adjusted, the “Adjusted Theravance ISOs”).  The adjusted exercise price and number of shares subject to each Adjusted Theravance

ISO can be found by logging into your E*Trade Theravance Stock Plan Account following the Spin-Off.  An announcement will be posted on the Company’s Intranet and on the E*Trade website when the adjustments have been completed.

•                  Certain exercises of your Adjusted Theravance ISOs may be restricted following the Spin-Off if a blackout period at Theravance is in effect at the time of the Spin-Off.  Additionally, the exercise of your Adjusted Theravance ISOs will be restricted completely for a short period of time immediately following the Spin-Off to allow the adjustments to be completed.  You will be notified of any restrictions that are placed on your ability to exercise your Adjusted Theravance ISOs and when those restrictions will be lifted.

•                  If your Award Agreement currently permits you to pay the exercise price of your Theravance ISOs by either (i) surrendering (or attesting to the ownership of) shares of Theravance common stock that you already own or (ii) having Theravance withhold shares of Theravance common stock that would otherwise be issued upon exercise of the option, you will no longer have the right to elect such forms of payment in the event you experience a Qualifying Transition (as defined below).  Instead, if you choose to exercise your Adjusted Theravance ISOs after experiencing a Qualifying Transition, you will be required to pay the exercise price by means of another method permitted in the applicable Award Agreement.

•                  No other changes will be made to Theravance ISOs. In the event your service with Theravance is terminated for any reason, including as a result of a Qualifying Transition, any Adjusted Theravance ISOs held by you will need to be exercised within the applicable post-termination exercise period (or, if sooner, prior to the expiration date applicable to the option).  For avoidance of doubt, if you experience a Qualifying Transition, any subsequent provision of transition services to Theravance on behalf of Biopharma by you will not count as “service” for purpose of your Adjusted Theravance ISOs.

Adjustments to Theravance Nonstatutory Stock Options

The following adjustments apply to Theravance Options that are nonstatutory stock options under the federal tax laws immediately prior to the Spin-Off (each, a “Theravance NSO”):

•                  The per share exercise price and number of Theravance shares subject to each outstanding Theravance NSO will be adjusted to account for the effect of the Spin-Off on the value of Theravance’s common stock (as adjusted, the “Adjusted Theravance NSOs”).  The adjusted exercise price and number of shares subject to each Adjusted Theravance NSO can be found by logging into your E*Trade Theravance Stock Plan Account following the Spin-Off.  An announcement will be posted on the Company’s Intranet and on the E*Trade website when the adjustments have been completed.

•                  Certain exercises of your Adjusted Theravance NSOs may be restricted following the Spin-Off if a blackout period at Theravance is in effect at the time of the Spin-Off.  Additionally, the exercise of your Adjusted Theravance NSOs will be restricted completely for a short period of time immediately following the Spin-Off to allow the adjustments to be completed.  You will be notified of any restrictions that are placed on your ability to exercise your Adjusted Theravance NSOs and when those restrictions will be lifted.

•                  In the event you experience a Qualifying Transition (as defined below), then for all purposes related to your Adjusted Theravance NSOs and the applicable stock option agreements (including vesting, exercisability and expiration of your Adjusted Theravance NSOs), your continuous service as an employee or consultant of Biopharma or any Parent, Subsidiary or Affiliate thereof will be treated as “service” with Theravance.

•                  Although you are currently eligible to participate in either the Theravance, Inc. Change in Control Severance Plan or the Theravance, Inc. 2009 Change in Control Severance Plan (each, a “Severance Plan”), your eligibility to participate in such plan will terminate in the event you experience a Qualifying Transition.  As a result, your Adjusted Theravance NSOs would no longer be eligible for vesting acceleration if you are subject to an “involuntary termination” (as defined in the applicable Severance Plan) in connection with or following a “change in control” (as defined in the applicable Severance Plan) of Theravance.  However, your Adjusted Theravance NSOs will vest and become exercisable in full if, after you experience a Qualifying Transition, Biopharma is subject to a “change in control” (as defined in the Biopharma 2013 Equity Incentive Plan as of the effective time of the Spin-Off) and you are subject to an “Involuntary Termination” (as defined below) within 3 months prior to or 24 months after that change in control.

•                  If your Award Agreement currently permits you to pay the exercise price of your Theravance NSOs by either (i) surrendering (or attesting to the ownership of) shares of Theravance common stock that you already own or (ii) having Theravance withhold shares of Theravance common stock that would otherwise be issued upon exercise of the option, you will no longer have the right to elect such forms of payment in the event you experience a Qualifying Transition.  Instead, if you choose to exercise your Adjusted Theravance NSOs after experiencing a Qualifying Transition, you will be required to pay the exercise price by means of another method permitted in the applicable Award Agreement.

Adjustments to Theravance RSUs

•                  The number of Theravance restricted stock units subject to each outstanding Theravance RSU Award will be adjusted to account for the effect of the Spin-Off on the value of Theravance’s common stock.  The adjusted number of Theravance restricted stock units subject to each Adjusted Theravance RSU Award can be found by logging into your E*Trade Theravance Stock Plan Account following the Spin-Off.  An announcement will be posted on the Company’s Intranet and on E*Trade website when the adjustments have been completed.

•                  In the event you experience a Qualifying Transition (as defined below), then for all purposes related to your Adjusted Theravance RSU Awards and the applicable restricted stock unit agreements (including vesting and forfeiture of your Adjusted Theravance RSU Awards), your continuous service as an employee or consultant of Biopharma or any Parent, Subsidiary or Affiliate thereof will be treated as “service” with Theravance.

•                  Although you are currently eligible to participate in a Severance Plan, your eligibility to participate in such plan will terminate in the event you experience a Qualifying Transition.  As a result, your Adjusted Theravance RSU Awards would no longer be eligible for vesting acceleration if you are subject to an “involuntary termination” (as defined in the applicable Severance Plan) in connection with or following a “change in control” (as defined in the applicable Severance Plan) of Theravance.  However, your Adjusted Theravance RSU Awards will vest in full if, after you experience a Qualifying Transition, Biopharma is subject to a “change in control” (as defined in the Biopharma 2013 Equity Incentive Plan as of the effective time of the Spin-Off) and you are subject to an “Involuntary Termination” (as defined below) within 3 months prior to or 24 months after that change in control.

•                  [Non-Section 16 Officers: Regardless of whether you remain in continuous service with Theravance following the Spin-Off or experience a Qualifying Transition, the 10b5-1 Plans in the Award Agreements applicable to your Theravance RSU Awards will remain in effect following the Spin-Off.]

•                  [Section 16 Officers: You currently have the ability to satisfy withholding taxes due in connection with the settlement of your Theravance RSU Awards by having Theravance withhold a portion of the shares that would otherwise be released to you upon settlement of your Theravance RSU Awards (this method of satisfying withholding taxes is referred to as “stock withholding”).  Pursuant to the terms of your Theravance RSU Awards, the Theravance Board of Directors or Compensation Committee, in their sole discretion, may withdraw consent for stock withholding at any time with respect to future vesting dates.  Notwithstanding the foregoing, the Theravance Board of Directors and Compensation Committee will provide you with at least 90 days notice in the event that stock withholding will no longer be permitted.  In the event the Theravance Board of Directors or Compensation Committee withdraws their consent for stock withholding, it will be necessary for you to satisfy the tax withholding obligations related to your Theravance RSU Awards by means of another method permitted by your Award Agreement.]

Adjustments to Theravance RSAs

•                  No adjustment will be made in the number of outstanding Theravance RSAs in connection with the Spin-Off.  However, as a Theravance stockholder, you will receive shares of Biopharma in the Spin-Off with respect to your Theravance RSAs that are outstanding on the record date for the Spin-Off.  As provided in your applicable award agreements, the Biopharma shares distributed in respect of your Theravance RSAs will be subject to the same terms and conditions, including vesting and forfeiture, as apply to the applicable Adjusted Theravance RSAs.

•                  In the event you experience a Qualifying Transition (as defined below), then for all purposes related to your Adjusted Theravance RSAs and the applicable restricted stock agreements (including vesting and forfeiture of your Adjusted Theravance RSAs and the related Biopharma shares distributed in respect of your Theravance RSAs), your continuous service as an employee (or, if the applicable Award Agreement currently permits it, as a consultant) of Biopharma or any Parent, Subsidiary or Affiliate thereof will be treated as “service” with Theravance.

•                 Although you are currently eligible to participate in a Severance Plan, your eligibility to participate in such plan will terminate in the event you experience a Qualifying Transition.  As a result, your Adjusted Theravance RSAs (and the related Biopharma shares distributed in respect of your Theravance RSAs) would no longer be eligible for vesting acceleration if you are subject to an “involuntary termination” (as defined in the applicable Severance Plan) in connection with or following a “change in control” (as defined in the applicable Severance Plan) of Theravance.  However, your Adjusted Theravance RSAs (including the related Biopharma shares distributed in respect of your Theravance RSAs) will vest in full if, after you experience a Qualifying Transition, Biopharma is subject to a “change in control” (as defined in the Biopharma 2013 Equity Incentive Plan as of the effective time of the Spin-Off) and you are subject to an “Involuntary Termination” (as defined below) within 3 months prior to or 24 months after the change in control (the “Biopharma CIC Protection”).

•                  [Non-Section 16 Officers: Regardless of whether you remain in continuous service with Theravance following the Spin-Off or experience a Qualifying Transition, the 10b5-1 Plan(s) in your Award Agreement(s) will remain in effect following the Spin-Off for your Adjusted Theravance RSAs.  After the Spin-Off, the “Withholding Taxes” section of your Award Agreement(s), including the 105b-1 plan instructions contained therein, will apply to the Biopharma shares distributed in respect of your Theravance RSAs, but only to the extent necessary to meet your withholding tax obligations on such shares.

•                  In the event you experience a Qualifying Transition and you become an officer of Biopharma who is subject to Section 16(a) of the Securities Exchange Act of 1934 (a “Biopharma Section 16 Insider”), you may elect to satisfy the withholding taxes on any Biopharma shares distributed in respect of your Theravance RSAs that vest after the date you become a Biopharma Section 16 Insider by having Biopharma withhold a number of Biopharma shares that would otherwise be released to you upon vesting with a fair market value not in excess of the amount necessary to satisfy the minimum withholding amount on such shares (this method of satisfying withholding taxes is referred to as “stock withholding”), provided that the Biopharma Board of Directors or Compensation Committee, in their sole discretion, may withdraw consent for stock withholding at any time with respect to future vesting dates.  Notwithstanding the foregoing, the Biopharma Board of Directors and Compensation Committee will provide you with at least 90 days notice in the event that stock withholding will no longer be permitted.]

•                  [Section 16 Officers: You currently have the ability to satisfy withholding taxes due in connection with the vesting of your Theravance RSAs by having Theravance withhold a portion of the shares that would otherwise be released to you upon vesting of your Theravance RSAs (this method of satisfying withholding taxes is referred to as “stock withholding”).  However, pursuant to the terms of your Theravance RSAs, the Theravance Board of Directors or Compensation Committee, in their sole discretion, may withdraw consent for stock withholding at any time with respect to future vesting dates.  Notwithstanding the foregoing, the Theravance Board of Directors and Compensation Committee will provide you with at least 90 days notice in the event that stock withholding will no longer be permitted.

•                  Following the Spin-Off, you may elect to pay the withholding taxes due in connection with the vesting of the Biopharma shares distributed in respect of your Theravance RSAs by having Biopharma withhold a number of Biopharma shares that would otherwise be released to you upon vesting with a fair market value not in excess of the amount necessary to satisfy the minimum withholding amount on such shares, provided that the Biopharma Board of Directors or Compensation Committee, in their sole discretion, may withdraw consent for stock withholding at any time with respect to future vesting dates.

Notwithstanding the foregoing, the Biopharma Board of Directors and Compensation Committee will provide you with at least 90 days notice in the event that stock withholding will no longer be permitted.

•                  In the event that the Theravance and/or Biopharma Board of Directors or Compensation Committee withdraws consent for stock withholding, it will be necessary for you to satisfy the tax withholding obligations related to your Adjusted Theravance RSAs and the related Biopharma shares distributed in respect of your Theravance RSAs, as applicable, by means of another method permitted by your Award Agreement.]

[For VPs with TFIO RSAs only: Additional Adjustments to Theravance TFIO RSAs

In addition to the adjustments described above applicable to outstanding Theravance RSAs, the following additional adjustments will apply to outstanding performance-contingent Theravance RSAs that were granted on February 11, 2011 (“Theravance TFIO RSAs”):

•                  Tranche 1 Vesting: All of the shares subject to Tranche 1 (as defined in the applicable Award Agreement) of your Theravance TFIO RSAs vested on May 9, 2014.

•                  Conversion to Time-Based Vesting: After taking into account the Tranche 1 Vesting, a portion of your Theravance TFIO RSAs that are outstanding immediately prior to the Spin-Off will be converted so that they vest solely based on your continuous service as an employee of Theravance (or, if you experience a Qualifying Transition, Biopharma or any Parent, Subsidiary or Affiliate thereof) for the 12 month period following the Spin-Off (as converted, the “Adjusted Time-Based TFIO RSAs”).  40% of the shares subject to Tranche 2 (as defined in the applicable Award Agreement) will be converted to Adjusted Time-Based TFIO RSAs).  An additional portion of your remaining Theravance TFIO RSAs (after taking into account the Tranche 1 Vesting and the conversion of 40% of Tranche 2) will also be converted into Adjusted Time-Based TFIO RSAs.  This portion will be determined by multiplying the remaining Theravance TFIO RSAs (after taking into account the Tranche 1 Vesting and the conversion of 40% of Tranche 2) by the Conversion Percentage (as defined below), which will be based on the average price of the Theravance shares and the average price of the Biopharma shares over a period of time following the Spin-Off, in relation to the Base Value (as defined in the applicable Award Agreement). The Biopharma shares distributed in respect of the Adjusted Time-Based TFIO RSAs will be subject to the same terms and conditions, including vesting and forfeiture, as the Adjusted Time-Based TFIO RSAs.

•                  Continued Performance-Based Vesting: Any remaining portion of your Theravance TFIO RSAs that are outstanding immediately prior to the Spin-Off (after taking into account both the Tranche 1 Vesting and the portion that are converted into Adjusted Time-Based TFIO RSAs) will become subject to new performance objectives that will be established by Theravance’s Compensation Committee following the Spin-Off (the “Adjusted Performance-Based TFIO RSAs”).  These goals will be communicated to you once they have been established.  If you experience a Qualifying Transition following the Spin-Off and are still holding any outstanding Adjusted Performance-Based TFIO RSAs at such time (including the Biopharma shares distributed in relation thereto in the Spin-Off), then Biopharma’s Compensation Committee will be responsible for establishing the performance objectives that will apply to such Adjusted Performance-Based TFIO RSAs

(including the Biopharma shares distributed in relation thereto in the Spin-Off) and determining whether such objectives have been satisfied.

•                  Pursuant to the Award Agreement governing your Theravance TFIO RSAs, the number of Theravance TFIO RSAs eligible for acceleration under a Severance Plan is subject to reduction based on the Change in Control Value (as defined in the applicable Award Agreement) (the “TFIO Acceleration Limitation”).  Following the Spin-Off, the TFIO Acceleration Limitation will no longer apply to your Adjusted Time-Based TFIO RSAs and Adjusted Performance-Based TFIO RSAs (and the Biopharma shares distributed in respect thereof) for purposes of a Severance Plan or, if you experience a Qualifying Transition, for purposes of the Biopharma CIC Protection.

•                  You will be notified of the number of your Adjusted Time-Based TFIO RSAs and the number of your Adjusted Performance-Based TFIO RSAs after the Spin-Off.

Example of Treatment of Theravance TFIO RSAs

The following example is for illustration purposes only and does not reflect the actual adjustments that may be made to the Theravance TFIO RSAs in connection with the Spin-Off.

For purposes of this example, assume Joe has 150,000 TFIO RSAs, that 37,500 of these are Tranche 1 TFIO RSAs and that 52,500 of these are Tranche 2 TFIO RSAs.  Assume further that the Base Value is $24.73 and the Spin-Off Value is $35.

Based on these assumptions:

•                  All 37,500 Tranche 1 TFIO RSAs vested on May 9, 2014, subject to Joe’s continuous employment with Theravance through such date.

•                  The Conversion Percentage would be 41% (100 x ((35-24.73)/24.73)), rounded down to the nearest whole percentage.

•                  After the Tranche 1 Vesting, 112,500 TFIO RSAs will remain.  58,515 Theravance TFIO RSAs will be converted to Adjusted Time-Based TFIO RSAs ((52,500 x 40%) + ((112,500 – (52,500 x 40%)) x 41%)).

•                  The remaining 53,985 Theravance TFIO RSAs (150,000 – 37,500 – 58,515) will become Adjusted Performance-Based TFIO RSAs.]

Definitions

The following definitions will apply to your Adjusted Theravance Awards:

•                  “Qualifying Transition” means you are offered, accept and commence an employment or consulting relationship with Biopharma or any Parent, Subsidiary or Affiliate thereof following the Spin-Off and your service with Theravance is terminated in connection with such commencement.

•                  “Subsidiary” means any corporation (other than Biopharma) in an unbroken chain of corporations beginning with the Biopharma, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

•                  “Affiliate” means any entity other than a Subsidiary, if Biopharma and/or one or more Subsidiaries own not less than 50% of such entity.

•                  “Parent” means any corporation (other than Biopharma) in an unbroken chain of corporations ending with Biopharma, if each of the corporations other than Biopharma owns stock possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

•                  “Involuntary Termination” means a termination of your service by reason of (i) an involuntary dismissal or discharge by Biopharma (or the Parent, Subsidiary or Affiliate employing you) for reasons other than Cause or (ii) your voluntary resignation following one of the following that is effected by Biopharma (or the Parent, Subsidiary or Affiliate) employing you without your consent (A) a change in your position with Biopharma (or the Parent, Subsidiary or Affiliate employing you) which materially reduces your level of responsibility, (B) a material reduction in your base compensation or (C) a relocation of your workplace by more than fifty miles from your workplace immediately prior to the Change in Control (as defined in the Biopharma 2013 Equity Incentive Plan) that also materially increases your one-way commute, provided that in either case a “separation from service” (as defined in the regulations under Code Section 409A) occurs.  In order for your resignation under clause (ii) to constitute an “Involuntary Termination,” all of the following requirements must be satisfied: (1) you must provide notice to Biopharma of your intent to resign and assert an Involuntary Termination pursuant to clause (ii) within 90 days of the initial existence of one or more of the conditions set forth in subclauses (A) through (C), (2) Biopharma (or the Parent, Subsidiary or Affiliate employing you) will have 30 days from the date of such notice to remedy the condition and, if it does so, you may withdraw your resignation or resign without any vesting acceleration, and (3) any termination of service under clause (ii) must occur within two years of the initial existence of one or more of the conditions set forth in subclauses (A) through (C).  Should Biopharma remedy the condition as set forth above and then one or more of the conditions arises again within two years following the occurrence of a Change in Control, you may assert clause (ii) again subject to all of the conditions set forth herein.

•                  “Cause” means (i) the unauthorized use or disclosure of the confidential information or trade secrets of Biopharma, a Parent, Subsidiary or Affiliate, which use causes material harm to Biopharma, a Parent, Subsidiary or Affiliate, (ii) conviction of a felony under the laws of the United States or any state thereof, (iii) gross negligence or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from Biopharma’s Board of Directors.

•                  “Conversion Percentage” means the lesser of: (i) 100% and (ii) with rounding down to the nearest percentage, the product of 100 multiplied by the quotient of (a) the Spin-Off Value (as defined below) minus the Base Value, divided by (b) the Base Value.

•                  “Spin-Off Value” means the sum of: (i) the volume-weighted average price of one Biopharma common share for the first ten (10) trading days following the effective time of the Spin-Off divided by 3.5, plus (ii) the volume-weighted average price of one share of Theravance common stock for the first ten (10) trading days following the effective time of the Spin-Off; provided, that, if the ratio of shares of Theravance to Biopharma is greater than or less than 3.5:1, then the amount used in clause (i) shall be adjusted to reflect the actual ratio in the Spin-Off.